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                                                                    EXHIBIT 99.1
                           [PUGET SOUND ENERGY LOGO]

          This proxy is solicited on behalf of the board of directors

The undersigned hereby appoints William S. Weaver and James W. Eldredge, and each or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Puget Sound Energy, Inc. held of record by the undersigned on April 16, 1999, at the Annual Meeting of Shareholders to be held on June 23, 1999, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Proxy cards properly executed and returned without direction will be voted for the proposals. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

              (This Proxy Card continues and MUST be signed on the reverse side)

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                                                                Please mark
                                                                your votes
                                                               as indicated  [X]
                                                                  in this
                                                                 example.

(1) Proposal to adopt a holding company structure, to be implemented through a Plan of Exchange whereby each share of Puget Sound Energy, Inc. common stock will be automatically exchanged for one share of Puget Energy, Inc. common stock.

            For the holding       Against the holding
           company proposal         company proposal        Abstain
                 [ ]                     [ ]                  [ ]

(2)  Election of Directors
     Charles W. Bingham   Robert L. Dryden   John D. Durbin   Sally G. Narodick

                 For all nominees        Withhold Authority to
                except as modified       vote for all nominees
               to the contrary below         listed below
                       [ ]                       [ ]

(INSTRUCTIONS:  To withhold authority to vote for any individual strike a line through the nominee's name above).



                                       Please complete, sign, date and return
                                       the proxy card promptly using the
                                       enclosed envelope.


Signature              Signature if Held Jointly              Date
         -------------                          -------------     -------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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